UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2005
CEPHEID

(Exact name of registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 541-4191

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 28, 2005, Cepheid entered into a license agreement (the “Agreement”) with DxS Limited (“DXS”), a private United Kingdom based company, pursuant to which DXS granted Cepheid a non-exclusive, worldwide, royalty-bearing license to certain DXS patents and other intellectual property rights relating to the detection of nucleic acid amplification.
     Under the Agreement, and subject to certain limitations set forth therein, Cepheid will be able to use the licensed rights to develop and sell assay products incorporating the licensed technology in the human in vitro diagnostics field. In exchange for such rights, Cepheid agreed to pay an initial license fee, which fee is payable in two installments, and to pay quarterly royalties during the term of the Agreement. Cepheid may terminate the Agreement for any reason upon 60 days written notice to DXS.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID
Date: December 2, 2005	By:	/s/ John L. Bishop
		Name:	John L. Bishop
		Title:	Chief Executive Officer